UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2014

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One StarPoint, Stamford, Connecticut		06902
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(203) 964-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders

On May 1, 2014, Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).

The following describes the matters considered by the Company’s stockholders at the Annual Meeting and the results of the votes cast at the Annual Meeting:

1. The stockholders voted to elect the following directors by the votes indicated:

				BROKER
NOMINEE	FOR	AGAINST	ABSTAIN	NON-VOTES
Adam Aron	151,144,106	236,442	3,356,114	11,116,133
Charlene Barshefsky	147,154,244	4,234,831	3,347,587	11,116,133
Thomas Clarke	151,155,036	225,126	3,356,500	11,116,133
Clayton Daley, Jr.	151,163,583	217,292	3,355,787	11,116,133
Bruce Duncan	145,943,951	5,445,419	3,347,292	11,116,133
Lizanne Galbreath	151,195,709	207,483	3,333,470	11,116,133
Eric Hippeau	143,169,380	8,210,369	3,356,913	11,116,133
Aylwin Lewis	149,239,341	2,148,970	3,348,351	11,116,133
Stephen Quazzo	147,549,656	3,846,510	3,340,496	11,116,133
Thomas Ryder	147,925,045	3,460,557	3,351,060	11,116,133
Frits van Paasschen	148,402,351	2,997,875	3,336,436	11,116,133

2.	The stockholders voted, on a non-binding advisory basis, to approve the following resolution:

“RESOLVED, that the Company’s stockholders hereby approve, on a non-binding advisory basis, the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in our Proxy Statement for the 2014 Annual Meeting of Stockholders.”

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
149,439,611	1,891,959	3,405,092	11,116,133

3.	The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2014.

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
159,801,399	2,973,838	3,077,558	N/A

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

May 5, 2014	By:	Jason F. Cohen

Name: Jason F. Cohen
Title: Senior Vice President - Legal